Exhibit 99.1

CONTACT:
Robert Travis	Scott Larson
Investor Relations	Press Inquiries
Sycamore Networks, Inc.	Sycamore Networks, Inc.
978-250-3432	978-250-3433
bob.travis@sycamorenet.com	scott.larson@sycamorenet.com

SYCAMORE NETWORKS, INC. REPORTS THIRD QUARTER FISCAL YEAR

2007 FINANCIAL RESULTS

Current in SEC Reporting Obligations

CHELMSFORD, Mass., July 19, 2007 – Sycamore Networks, Inc. (NASDAQ: SCMR), a leader in intelligent networking solutions for fixed line and mobile network operators worldwide, today reported its third quarter results for the period ended April 28, 2007. Revenue for the third quarter of fiscal 2007 was $43.5 million, compared with $22.9 million for the third quarter of fiscal 2006. Sycamore’s multiservice access product line, added to its portfolio during the first quarter of fiscal 2007, contributed $5.0 million in product revenue for the third quarter of fiscal 2007.

Net income for the third quarter of fiscal 2007, on a generally accepted accounting principles (“GAAP”) basis, was $6.7 million, or $0.02 per fully diluted share, compared with a net income of $10.5 million, or $0.04 per fully diluted share for the third quarter of fiscal 2006. Non-GAAP net income for the third quarter of fiscal 2007 was $8.9 million, or $0.03 per fully diluted share, compared with non-GAAP net income of $12.3 million, or $0.04 per fully diluted share for the third quarter of fiscal 2006. The reconciliation between net income on a GAAP basis and net income on a non-GAAP basis is provided in a table immediately following the Unaudited Non-GAAP Consolidated Statements of Operations included with this release.

Revenue for the first nine months of fiscal 2007 was $118.0 million, compared with $71.1 million for the first nine months of fiscal 2006. Sycamore’s multiservice access product line contributed $20.5 million in product revenue for the first nine months of fiscal 2007.

Net loss for the first nine months of fiscal 2007, on a GAAP basis, was $7.1 million or $(0.03) per fully diluted share, compared with a net income of $22.4 million or $0.08 per fully diluted share for the first nine months of fiscal 2006. Non-GAAP net income for the first nine months of fiscal 2007 was $20.2 million, or $0.07 per fully diluted share, compared with non-GAAP net income of $27.7 million, or $0.10 per fully diluted share for the first nine months of fiscal 2006. The reconciliation between net income (loss) on a GAAP basis and net income on a non-GAAP basis is provided in a table immediately following the Unaudited Non-GAAP Consolidated Statements of Operations included with this release.

“We are pleased with the positive Q3 results, the strength of our product portfolio and the growth of the core networking products being used for intelligent bandwidth management applications,” said Daniel E. Smith, Sycamore’s president and chief executive officer. “As a result, we reported strong revenue growth and another quarter of positive cash generation. We continue to execute on our business strategy and our continued progress, we believe, underscores the unique value our intelligent networking solutions deliver to our customers.”

The Company also reported that, with the filing on July 19, 2007 of its Quarterly Reports on Form 10-Q for the periods ended October 28, 2006, January 27, 2007, and April 28, 2007, it has now filed all previously delinquent periodic reports with the Securities and Exchange Commission (“SEC”). The Company believes it is now current in its SEC reporting obligations and believes that it has complied with all conditions set forth for continued listing by the Nasdaq Listing Qualifications Panel; however, the Company awaits confirmation of compliance from NASDAQ.

Fourth Quarter Conference Call

Sycamore Networks will discuss the financial results and other information presented in its SEC filings when it issues the results of its fourth quarter and fiscal year ended July 31, 2007.

About Sycamore Networks

Sycamore Networks, Inc. (NASDAQ: SCMR) is a leading provider of intelligent networking solutions for fixed line and mobile network operators worldwide. From multiservice access networks to the optical core, Sycamore products enable network operators to lower overall network costs, increase operational efficiencies, and rapidly deploy new revenue-generating services. Sycamore’s global customer base includes Tier 1 service providers, government agencies, and utility companies. For more information, please visit www.sycamorenet.com.

Use of Non-GAAP Financial Measures

The Company provides non-GAAP financial data in addition to providing financial results in accordance with generally accepted accounting principles (GAAP). These measures are not in accordance with, or an alternative for GAAP, and may be different from Non-GAAP measures used by other companies. The Company believes that the items excluded from the non-GAAP results have one or more of the following characteristics: their magnitude and timing is largely outside of the Company’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual, and the Company does not expect them to occur in the ordinary course of business; or they are non-operational, non-cash expenses involving stock option grants.

The non-GAAP financial data is provided to enhance the reader’s overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expense and income items that the Company believes are not indicative of the Company’s core operating results. In addition, since the Company has historically reported non-GAAP results to the investment community, the Company believes the inclusion of non-GAAP numbers provides consistency in its financial reporting. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. The non-GAAP financial data should be considered in addition to, not as a substitute for or a more appropriate indicator of, operating results, cash flows, or other measures of financial performance prepared in accordance with GAAP.

We wish to caution you that certain matters discussed in this news release constitute forward-looking statements regarding future events that involve risks and uncertainties. Readers are cautioned that actual results or events could differ materially from those stated or implied in forward-looking statements. These risks and uncertainties include, but are not limited to, the findings, including possible tax liabilities and penalties resulting from the audit of certain of the Company’s tax returns by the Internal Revenue Service, risks relating to the formal investigations commenced by the Securities and Exchange Commission and the U.S. Attorney’s office with respect to certain stock options granted by the Company, additional actions and findings that may result from the investigation into such stock options and the accounting therefor, including the restatement of previously issued financial statements, certain purported shareholder derivative actions filed against the Company and certain of its current and former officers and its directors, the Company’s inability to file timely periodic reports on Form 10-K and Form 10-Q with the Securities and Exchange Commission and the possible delisting of the Company’s common stock by NASDAQ. Certain additional risks are set forth in more detail in the section entitled “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed by the Company with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Sycamore Networks, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	April 28, 2007	July 31, 2006
Assets
Current assets:
Cash and cash equivalents	$363,946	$169,820
Short-term investments	539,687	674,518
Accounts receivable, net	30,446	14,090
Inventories	17,448	6,013
Prepaids and other current assets	3,967	4,184

Total current assets	955,494	868,625

Property and equipment, net	18,599	7,824
Long-term investments	15,192	140,799
Purchased intangibles, net	23,019	—
Goodwill	20,334	—
Other assets	853	804

Total Assets	$1,033,491	$1,018,052

Liabilities and Stockholders’ Equity
Current liabilities:
Deferred revenue	$10,946	$6,918
Other current liabilities	39,177	32,849

Total current liabilities	50,123	39,767

Long term deferred revenue	4,454	2,579
Long term liability	1,648	—

Total liabilities	56,225	42,346

Common stock	280	279
Additional paid-in capital	2,018,823	2,011,147
Accumulated deficit	(1,041,570)	(1,034,464)
Other equity	(267)	(1,256)

Total stockholders’ equity	977,266	975,706

Total Liabilities and Stockholders’ Equity	$1,033,491	$1,018,052

Sycamore Networks, Inc.

Unaudited Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	April 28, 2007	April 29, 2006	April 28, 2007	April 29, 2006
Revenue	$43,540	$22,944	$118,008	$71,077
Cost of revenue	23,379	9,405	67,825	33,398

Gross profit	20,161	13,539	50,183	37,679

Operating expenses:
Research and development	12,240	7,975	33,379	24,201
Sales and marketing	5,879	2,951	17,810	8,482
General and administrative	6,990	2,294	21,677	7,893
In-process research and development	—	—	12,400	—
Asset impairment	—	—	6,555	—
Litigation settlement	—	—	—	750

Total operating expenses	25,109	13,220	91,821	41,326

Income (loss) from operations	(4,948)	319	(41,638)	(3,647)

Interest and other income, net	11,803	10,564	34,892	26,720

Income (loss) before income taxes	6,855	10,883	(6,746)	23,073
Income tax expense	159	362	360	692

Net income (loss)	$6,696	$10,521	$(7,106)	$22,381

Net income (loss) per share:
Basic	$0.02	$0.04	$(0.03)	$0.08
Diluted	$0.02	$0.04	$(0.03)	$0.08

Weighted average shares outstanding:
Basic	279,664	278,560	279,557	277,423
Diluted	282,276	282,491	279,557	280,886

Sycamore Networks, Inc.

Unaudited Non-GAAP Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	April 28, 2007	April 29, 2006	April 28, 2007	April 29, 2006
Revenue	$43,540	$22,944	$118,008	$71,077
Cost of revenue	23,296	9,224	66,415	32,562

Gross profit	20,244	13,720	51,593	38,515
Operating expenses:
Research and development	11,666	7,150	32,066	22,240
Sales and marketing	5,697	2,534	15,722	7,572
General and administrative	5,609	1,835	17,761	6,855

Total operating expenses	22,972	11,519	65,549	36,667

Income (loss) from operations	(2,728)	2,201	(13,956)	1,848

Interest and other income, net	11,803	10,564	34,892	26,720

Income before income taxes	9,075	12,765	20,936	28,568
Income tax expense	210	425	767	857

Net income	$8,865	$12,340	$20,169	$27,711

Net income per share:
Basic	$0.03	$0.04	$0.07	$0.10
Diluted	$0.03	$0.04	$0.07	$0.10

Weighted average shares outstanding:
Basic	279,664	278,560	279,557	277,423
Diluted	282,276	282,491	282,236	280,886

Sycamore Networks, Inc.

Reconciliation of GAAP to Non-GAAP Net Income

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	April 28, 2007	April 29, 2006	April 28, 2007	April 29, 2006
GAAP net income (loss)	$6,696	$10,521	$(7,106)	$22,381

Stock-based compensation expense:
Cost of revenue	83	181	296	836
Research and development	574	825	1,313	1,961
Sales and marketing	182	417	2,088	910
General and administrative	207	459	885	1,038

Total stock based compensation expense	1,046	1,882	4,582	4,745
Asset impairment charge and related inventory commitment charges:
Operating expense	—	—	6,555	—
Cost of revenue	—	—	1,114	—
In-process research and development	—	—	12,400	—
Amortization of purchased intangible assets	1,174	—	3,031	—
Litigation settlement	—	—	—	750
Tax effect	(51)	(63)	(407)	(165)

Non-GAAP net income	$8,865	$12,340	$20,169	$27,711